Exhibit 1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13D with respect to the common stock, $0.0001 par value per share, of Oyster Point Pharma, Inc., a Delaware corporation, dated as of November 14, 2019, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: November 14, 2019

INVOPPS IV US, L.P.
By: InvOpps GP IV, L.L.C., its general partner

By:	/s/ Sacha Lainovic
Name: Sacha Lainovic
Title: Managing Member

INVOPPS IV, L.P.
By: InvOpps GP IV, L.L.C., its general partner

By:	/s/ Sacha Lainovic
Name: Sacha Lainovic
Title: Managing Member

INVOPPS GP IV, L.L.C.

By:	/s/ Sacha Lainovic
Name: Sacha Lainovic
Title: Managing Member

/s/ Sacha Lainovic
Sacha Lainovic

[Joint Filing Agreement - Oyster Point Pharma, Inc.]